There was a Special Meeting of Shareholders of
Russell Investment Company held at 11:00 a.m.,
Pacific Time, on May 3, 2016 and reconvened at 3:00
p.m., Pacific Time, on May 24, 2016
at the offices of Russell Investments, 1301 Second
Avenue, 18th Floor, Seattle, WA 98101 to consider and
act upon the following proposal.

The result of the vote accompanies the description of
the proposal.

Approval of a new investment advisory agreement
between each Fund and Russell Investment
Management Company, the Fund’s
current investment adviser (“RIMCo”) (or a limited
liability company successor to RIMCo), as a result of a
transaction involving the
sale of Frank Russell Company’s asset management
business (including RIMCo) (“Russell Investments”) to
a newly-formed
acquisition vehicle through which the limited partners
of certain private equity funds affiliated with TA
Associates Management, L.P.
will indirectly acquire a majority ownership interest
and the limited partners of certain private equity funds
affiliated with Reverence
Capital Partners, L.P. will indirectly acquire a
significant minority ownership interest in Russell
Investments.

Boston Financial Data Services Confidential

FINAL Vote Summary

Russell Investments

FUND	Quorum %	% of Voted FOR	% of Voted Against	% of Voted Abstain

May 3, 2016
Proposal 1

Russell Investment Company
2020 Strategy	62.081%	99.950%	0.050%	0.000%
2025 Strategy	60.816%	100.000%	0.000%	0.000%
2030 Strategy	59.784%	97.649%	0.692%	1.659%
2035 Strategy	56.118%	100.000%	0.000%	0.000%
2040 Strategy	66.364%	100.000%	0.000%	0.000%
2045 Strategy	63.104%	100.000%	0.000%	0.000%
2050 Strategy	53.411%	100.000%	0.000%	0.000%
2055 Strategy	64.721%	100.000%	0.000%	0.000%
Balanced Strategy	48.042%	93.424%	1.920%	4.656%
Conservative Strategy	54.313%	89.863%	2.298%	7.839%
Equity Growth Strategy	40.066%	93.768%	2.125%	4.107%
Growth Strategy	42.269%	93.128%	2.914%	3.958%
In Retirement	66.964%	99.926%	0.000%	0.074%
Moderate Strategy	52.326%	93.444%	2.631%	3.925%
Russell Commodity Strategies	72.635%	99.273%	0.263%	0.464%
Russell Emerging Markets	70.293%	99.007%	0.365%	0.628%
Russell Global Equity	78.756%	99.103%	0.243%	0.654%
Russell Global Infrastructure	74.704%	99.204%	0.278%	0.518%

Boston Financial Data Services Confidential

FINAL Vote Summary

Russell Investments

FUND	Quorum %	% of Voted FOR	% of Voted Against	% of Voted Abstain
Russell Global Opportunistic Credit	80.498%	99.286%	0.205%	0.509%
Russell Global Real Estate Securities	58.496%	97.919%	0.710%	1.371%
Russell International Developed Markets	65.501%	98.791%	0.374%	0.835%
Russell Investment Grade Bond	74.021%	98.452%	0.241%	1.307%
Russell Multi Strategy Alternative	74.876%	99.616%	0.172%	0.212%
Russell Multi Strategy Income	82.527%	99.706%	0.121%	0.173%
Russell Short Duration Bond	62.435%	98.334%	0.330%	1.336%
Russell Strategic Bond	69.853%	98.582%	0.352%	1.066%
Russell Strategic Call Overwriting	91.130%	99.981%	0.000%	0.019%
Russell Tax Exempt Bond	58.623%	97.539%	0.869%	1.592%
Russell Tax Exempt High Yield Bond	61.651%	97.361%	0.864%	1.775%
Russell Tax-Managed International Equity	60.780%	97.112%	0.826%	2.062%
Russell Tax-Managed U.S. Large Cap	59.841%	97.351%	0.802%	1.847%
Russell Tax-Managed U.S. Mid & Small Cap	57.330%	96.623%	0.859%	2.518%
Russell U.S. Core Equity	54.248%	93.143%	1.067%	5.790%
Russell U.S. Defensive Equity	73.147%	98.708%	0.635%	0.657%
Russell U.S. Dynamic Equity	92.897%	97.266%	0.751%	1.983%
Russell U.S. Large Cap Equity	46.031%	95.448%	1.031%	3.521%
Russell U.S. Mid Cap Equity	40.011%	95.978%	1.143%	2.879%
Russell U.S. Small Cap Equity	72.616%	98.777%	0.281%	0.942%
Russell U.S. Strategic Equity	75.719%	99.492%	0.177%	0.331%
Select International Equity	99.081%	100.000%	0.000%	0.000%
Select US Equity	98.298%	100.000%	0.000%	0.000%

Boston Financial Data Services Confidential

FINAL Vote Summary

Russell Investments

May 24, 2016
Proposal 1

Russell Investment Company
Balanced Strategy	52.551%	92.938%	1.913%	5.149%
Equity Growth Strategy	51.530%	92.765%	2.953%	4.282%
Growth Strategy	50.228%	92.063%	3.021%	4.916%
Russell U.S. Large Cap Equity	53.064%	95.337%	1.171%	3.492%
Russell U.S. Mid Cap Equity	55.425%	96.924%	0.837%	2.239%